[DESCRIPTION]     EXHIBIT 4-E-2

       This Debenture is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

       Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

             PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED

                        6.99% Senior Debenture Due 2026

No. 1                                                        CUSIP No. 744516AA3


       PUBLIC SERVICE COMPANY OF NORTH CAROLINA, INCORPORATED, a corporation duly organized and existing under the laws of the State of North Carolina (herein referred to as the "Company," which term includes any successor corporation under the Indenture referred to hereinafter), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Fifty Million Dollars on January 15, 2026, and to pay interest thereon from January 16, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on January 15 and July 15 of each year, commencing July 15, 1996, and when the principal hereof shall have become due and payable, whether at maturity, upon call for redemption, by declaration of acceleration or otherwise ("Maturity"), at the rate of 6.99% per annum until the principal hereof shall have become so due and payable, and on any overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Securities of this series is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day 15 days preceding an Interest Payment Date; provided further, however, that (i) if this Debenture is authenticated after a Regular Record Date and before the Interest Payment Date therefor, such interest installment shall be paid on the next succeeding Interest Payment Date to the registered holder thereof on the Regular Record Date therefor and (ii) interest payable at Maturity shall be paid to the Person to whom principal is paid. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such Regular Record Date, and may be paid to the person in whose name this Debenture (or one or more Predecessor Securities of the same series) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of Securities of this series not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. If at any time this Debenture is not in global form, the principal of and premium, if any, and interest on this Debenture shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest on this Debenture may be made at the option of the Company (i) by check mailed to the registered holder hereof at such address as shall appear in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the Security Register.

       This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

       The provisions of this Debenture are contained on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.
       IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

Dated: January 16, 1996

                           PUBLIC SERVICE COMPANY OF NORTH CAROLINA,
                           INCORPORATED


                           By:/s/ Charles E. Zeigler
                               Its: Chairman, President and CEO
Attest:

/s/ J. Paul Douglas
  Secretary



                         CERTIFICATE OF AUTHENTICATION

       This is one of the Securities of the series described in the within-mentioned Indenture.


                           First Union National Bank of North Carolina,
                                as Trustee


                           By:/s/ Karen Atkinson
                                Authorized Signatory

       This 6.99% Senior Debenture Due 2026 (herein sometimes referred to as this "Debenture") is one of a duly authorized series of Securities of the Company, specified in the Indenture (as defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of January 1, 1996 duly executed and delivered between the Company and First Union National Bank of North Carolina, as trustee (herein referred to as the "Trustee"), as amended and supplemented by the First Supplemental Indenture dated as of January 1, 1996 between the Company and the Trustee (said Indenture as so supplemented being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities of this series. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. The Securities of this series are limited in aggregate principal amount as specified in said Supplemental Indenture.

       If an Event of Default with respect to the Securities of this series shall have occurred and be continuing, the principal of all of such Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

       The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Debenture upon compliance by the Company with certain conditions set forth therein.

       The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of Securities; provided, however, that no such supplemental indenture shall, among other things, (i) change the Stated Maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate of interest thereon, or reduce any premium payable upon the redemption thereof or the amount of any installment of interest thereon, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage in principal amount of Securities that is required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of all series at the time outstanding affected thereby, on behalf of the holders of the Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except
(x) a default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series, or (y) a default in respect of any other covenant or provision that cannot be modified without the consent of the holder of each Security of such series adversely affected thereby, in each case which default may be waived by the unanimous consent of the holders affected. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Security of the same series issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

       No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

       As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debenture for registration of transfer at the Corporate Trust Office of the Trustee (or, if at any time this Debenture is not in global form, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York), accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Securities of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

       Prior to due presentment for registration of this Debenture, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to the provisions of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

       No recourse shall be had for the payment of the principal of or the premium, if any, or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

       The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the holder surrendering the same.

       All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                              [Form of Assignment]

       For value received, the undersigned hereby sells, assigns and transfers unto __________________ the within Debenture, and all rights thereunder, and hereby irrevocably constitutes and appoints ___________, attorney to transfer the said Debenture on the Security Register, with full power of substitution in the premises.

Dated:                               __________________________
                                     Signature of Assignor


Social Security Number
or Tax Identification
Number of Transferee:                   ____________________________


Signature guaranteed by
bank, trust company or
member of New York
Stock Exchange:            _____________________________


                      NOTICE: Signature must be guaranteed by an institution which is a participant in the securities transfer agent medallion stamp program ("STAMP") or similar program.


Signature Guaranteed:


____________________________
NOTICE:  Signature must be
guaranteed by an institution
which is a participant in the
securities transfer agent medallion
stamp program ("STAMP") or similar
program.